Exhibit 10.4

Execution Version

THIRD AMENDMENT

TO

CREDIT AGREEMENT

Dated as of October 14, 2011

AMONG

WINDSOR PERMIAN LLC

AS BORROWER,

BNP PARIBAS

AS ADMINISTRATIVE AGENT,

AND

THE LENDERS PARTY HERETO

SOLE LEAD ARRANGER AND BOOKRUNNER

BNP PARIBAS SECURITIES CORP.

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”) dated as of October 14, 2011, among WINDSOR PERMIAN LLC, a Delaware limited liability company, (the “Borrower”); each of the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”); and BNP PARIBAS, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”)

R E C I T A L S

A. The Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of October 15, 2010 as amended by that certain First Amendment dated as of January 31, 2011 and that certain Second Amendment dated as of August 4, 2011 (the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B. The Borrower has informed the Administrative Agent that it previously entered into a Swap Agreement with Hess Energy Trading Company, LLC (the “Hess Agreement”) and posted margin under the Hess Agreement (currently in the amount of $3.73 million), and Borrower has requested, and the Administrative Agent and the Majority Lenders have agreed, that the provisions of Section 9.18(a) of the Credit Agreement be waived with respect to the Hess Agreement and any margin posted thereunder prior to the date hereof.

C. The Borrower has requested the consent of the Majority Lenders to enter into Swap Agreements for 1,000 barrels per day of oil for fiscal years 2012 and 2013 at prices of $78.50 and $80.55 per barrel, respectively. Such Swap Agreements would exceed the limits set forth in Section 9.18(a) of the Credit Agreement. The Majority Lenders have consented to the Borrower entering to such Swap Agreements based on the terms and conditions set forth in this Third Amendment.

D. The Borrower has requested and all of Lenders have agreed to amend certain provisions of the Credit Agreement and increase the Borrowing Base as set forth herein.

E. Now, therefore, to induce the Administrative Agent and all of Lenders to enter into this Third Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Third Amendment. Unless otherwise indicated, all section references in this Third Amendment refer to sections of the Credit Agreement.

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Section 2. Amendments to Credit Agreement.

2.1 Amendment to Section 1.02. Section 1.02 is hereby amended by:

(a) deleting the defined term “Agreement” in its entirety and replacing it with the following:

“‘Agreement’ means this Credit Agreement, as amended by that certain First Amendment dated as of January 31, 2011, that certain Second Amendment dated as of August 4, 2011 and that certain Third Amendment dated as of October 14, 2011, as the same may from time to time be amended, modified, supplemented or restated.”

(b) Adding the following defined term in the appropriate alphabetical order:

“‘Third Amendment Effective date’ means October 14, 2011.”

Section 3. Borrowing Base. For the period from and including the Third Amendment Effective Date to but excluding the next Redetermination Date, the amount of the Borrowing Base shall be $85,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.07(e), Section 8.13(c) or Section 9.12(d).

Section 4. Assignment, New Lenders and Reallocation of Commitments and Loans. The Lenders have agreed among themselves, in consultation with the Borrower, to reallocate their respective Maximum Credit Amounts and to, among other things, allow Amegy Bank National Association to become a party to the Credit Agreement as a Lender, (the “New Lender”) by acquiring an interest in the Aggregate Maximum Credit Amount and to allow BOKF, NA dba Bank of Oklahoma, NA to exit as a Lender (the “Exiting Lender”). The Administrative Agent and the Borrower hereby consent to such reallocation and the New Lender’s acquisition of an interest in the Aggregate Maximum Credit Amount and the other Lenders’ assignments of their Maximum Credit Amounts. On the Third Amendment Effective Date and after giving effect to such reallocations, the Maximum Credit Amount of each Lender shall be as set forth on Annex I of this Third Amendment which Annex I supersedes and replaces the Annex I to the Credit Agreement. With respect to such reallocation, the New Lender shall be deemed to have acquired the Maximum Credit Amount allocated to it from each of the other Lenders (including the Exiting Lender) pursuant to the terms of the Assignment and Assumption Agreement attached as Exhibit F to the Credit Agreement as if the New Lenders and the other Lenders (including the Exiting Lender) had executed an Assignment and Assumption Agreement with respect to such allocation.

Section 5. Waiver and Consent.

5.1 Subject to the conditions precedent set forth in Section 6 of this Third Amendment and the ratification and affirmation set forth in Section 7.2 of this Third Amendment, and provided that the amount of margin posted thereunder never exceeds $6 million on or after the Third Amendment Effective Date, the Administrative Agent and the Lenders hereby waive the provisions of Section 9.18(a) with regard to the Hess Agreement.

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5.2 Subject to the conditions precedent set forth in Section 6 of this Third Amendment and the ratification and affirmation set forth in Section 7.2 of this Third Amendment, the Majority Lenders hereby consent to the Borrower entering into Swap Agreements for 1,000 barrels per day of oil for fiscal years 2012 and 2013 at prices of $78.50 and $80.55 per barrel, respectively.

Section 6. Conditions Precedent. This Third Amendment shall become effective on the date (such date, the “Third Amendment Effective Date”), when each of the following conditions is satisfied (or waived in accordance with Section 12.02):

6.1 The Administrative Agent shall have received from all of the Lenders and the Borrower, counterparts (in such number as may be requested by the Administrative Agent) of this Third Amendment signed on behalf of such Person.

6.2 The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all documented out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

6.3 The Administrative Agent shall have received evidence that the Borrower has purchased one or more Swap Agreements on oil volumes of 1,000 barrels per day for fiscal years 2012 and 2013 at prices of $78.50 and $80.55 per barrel, respectively

6.4 No Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Third Amendment.

6.5 The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably require.

The Administrative Agent is hereby authorized and directed to declare this Third Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section or the waiver of such conditions as permitted in Section 12.02. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 7. Miscellaneous.

7.1 Confirmation. The provisions of the Credit Agreement, as amended by this Third Amendment, shall remain in full force and effect following the effectiveness of this Third Amendment.

7.2 Ratification and Affirmation; Representations and Warranties. The Borrower hereby (a) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby and (b) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Third Amendment:

(i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date,

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(ii) other than the posting of margin under the Hess Agreement, no Default or Event of Default has occurred and is continuing, and

(iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

7.3 Counterparts. This Third Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Third Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

7.4 NO ORAL AGREEMENT. THIS THIRD AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

7.5 GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

7.6 Payment of Expenses. In accordance with Section 12.03, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of- pocket costs and reasonable expenses incurred in connection with this Third Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

7.7 Severability. Any provision of this Third Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[SIGNATURES BEGIN NEXT PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the date first written above.

BORROWER:	WINDSOR PERMIAN LLC

	By:	/s/ Steven E. West
	Name:	Steven E. West
Title:

Signature Page 1

ADMINISTRATIVE AGENT:	BNP PARIBAS

	By:	/s/ Polly Schott
	Name:	Polly Schott
	Title:	Director

	By:	/s/ Matthew A. Turner
	Name:	Matthew A. Turner
	Title:	Vice President

LENDERS:	BNP PARIBAS

	By:	/s/ Polly Schott
	Name:	Polly Schott
	Title:	Director

	By:	/s/ Matthew A. Turner
	Name:	Matthew A. Turner
	Title:	Vice President

Signature Page 2

BOKF, NA dba Bank of Oklahoma, NA

By:	/s/ Jeffrey Hall
Name:	Jeffrey Hall
Title:	Vice President

Signature Page 3

AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ David T. Helffrich, III
Name:	David T. Helffrich, III
Title:	Vice President

Signature Page 4

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

Name of Lender	Applicable Percentage	Maximum Credit Amount
BNP Paribas	70.58823529%	$70,588,235.29
Amegy Bank National Association	29.41176471%	$29,411,764.71
TOTAL	100.000000%	$100,000,000.00

Annex I - Page 1